NEWS RELEASE

Pyramid Oil Company and Yuma Energy, Inc.

Announce Merger Agreement

BAKERSFIELD, CALIFORNIA and HOUSTON, TEXAS – February 6, 2014 – Pyramid Oil Company (NYSE MKT: PDO) and privately held Yuma Energy, Inc. jointly announced today that they have entered into a definitive merger agreement for an all-stock transaction. Upon completion of the transaction, which is subject to the approval of stockholders of both companies, Pyramid will change its name to “Yuma Energy, Inc.,” and relocate its headquarters to Houston, Texas, while maintaining offices in Bakersfield to oversee its California operations.

Headquartered in Houston, Texas, Yuma has been in the oil and gas business for over 30 years. Yuma focuses on the exploration for and development of conventional and unconventional oil and gas prospects, primarily through the use of 3-D seismic surveys, in the U.S. Gulf Coast region. In addition, Yuma has a non-operated position in the Bakken Shale in North Dakota. Yuma’s core competencies in generating oil and gas prospects include: unconventional oil plays; onshore liquids-rich projects; and high impact deep onshore prospects located beneath known producing trends, identified through the use of 3-D seismic surveys. As of December 31, 2013, Yuma had oil and gas leasehold acreage of approximately 80,000 net acres.

Yuma is currently producing approximately 2,850 barrels of oil equivalent per day (BOEPD), and based on a Netherland, Sewell & Associates, Inc. July 31, 2013 reserve report using Securities and Exchange Commission (“SEC”) pricing parameters, Yuma had approximately 19.8 million BOE of proved reserves. By comparison, Pyramid is currently producing approximately 130 BOEPD and had proved reserves of 482,000 BOE, as of December 31, 2012. Both Pyramid and Yuma are updating their reserve information as of December 31, 2013.

Michael D. Herman, Pyramid Chairman, who also assumed the roles of Interim President and Interim Chief Executive Officer in October 2013 said, “This merger will allow Pyramid’s shareholders to join a much larger company with a proven management team and very experienced Board of Directors. Yuma is focused on the rapid expansion of its production and reserves.”

Sam L. Banks, Chairman and Chief Executive Officer of Yuma commented, “We believe the time is right for Yuma to become a publicly traded company. We have been working hard to position Yuma for this opportunity and look forward to working with Pyramid to complete this transaction and advance our collective portfolio of projects.”

Terms and Conditions

Under the terms of the merger agreement, Pyramid will issue an aggregate of approximately 66 million shares of Pyramid common stock to Yuma stockholders, resulting in former Yuma stockholders owning approximately 93% of the post-merger company. Upon completion of the transaction, there will be an aggregate of approximately 71 million shares of common stock outstanding. As part of the merger, Pyramid will reincorporate as a Delaware corporation. The transaction is expected to qualify as a tax-deferred reorganization under Section 368(a) of the Internal Revenue Code.

As previously noted, the transaction is subject to the approval of the stockholders of both companies, as well as other customary approvals, including authorization to list the newly issued shares on the NYSE MKT. The companies anticipate completing the transaction in mid-2014.

Upon closing, all of the executive officers and directors of Yuma will assume the same roles with the merged company. Sam L. Banks, Yuma’s Chairman and Chief Executive Officer, will assume the same roles of the merged company, as will Michael F. Conlon, Yuma’s President and Chief Operating Officer, Kirk F. Sprunger, Yuma’s Chief Financial Officer, Treasurer and Secretary, and James “Jay” Jacobs, Yuma’s Vice President of Corporate and Business Development. The composition of the board of directors will be Sam L. Banks (Chairman), Richard K. Stoneburner, James W. Christmas, Frank A. Lodzinski, Richard W. Volk and Ben T. Morris; and the board will meet the director independence requirements of the NYSE MKT.

ROTH Capital Partners, LLC acted as financial advisor to Pyramid in the transaction. Legal counsel to Yuma in the transaction is Jones & Keller, P.C., Denver, Colorado. Legal counsel to Pyramid in the transaction is TroyGould PC, Los Angeles, California.

About Yuma Energy, Inc.

Yuma Energy, Inc. is a U.S.-based oil and gas company focused on the exploration for, and development of, conventional and unconventional oil and gas prospects. Established in 1983, Yuma has employed a 3-D seismic-based strategy to build a multi-year inventory of development and exploration prospects. Yuma’s current operations are focused on onshore central Louisiana, where Yuma is targeting the Austin Chalk, Tuscaloosa, Wilcox, Frio, Marg Tex and Hackberry formations. In addition, Yuma has a non-operated position in the Bakken Shale in North Dakota. Yuma’s core competencies in generating oil and gas prospects include: unconventional oil plays; onshore liquids-rich projects; and high impact deep onshore prospects located beneath known producing trends, identified through the use of 3-D seismic surveys.

About Pyramid Oil Company

Pyramid Oil Company has been in the oil and gas business continuously since incorporating in 1909. Based in Bakersfield, California, Pyramid’s exploration and production operations are focused primarily on the prolific oil and gas fields of Kern County. Pyramid’s operational focus has been to establish interests in land and producing properties through acquisition and lease, and then drill and operate crude oil or natural gas wells on those properties.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes and the anticipated timing for closing the proposed merger. Forward-looking statements are based on current expectations and assumptions and analyses made by Yuma and Pyramid in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the possibility that the companies may be unable to obtain stockholder approval or satisfy the other conditions to closing; that problems may arise in the integration of the businesses of the two companies; that the acquisition may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; fluctuations in oil and gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. Pyramid’s annual report on Form 10-K for the year ended December 31, 2012, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. Pyramid and Yuma undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information About the Transaction

In connection with the proposed transaction, Pyramid intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Pyramid that also constitutes a prospectus of Pyramid relating to Pyramid common stock to be issued pursuant to the merger. The proxy statement/prospectus will include important information about both Yuma and Pyramid. Pyramid also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PYRAMID AND THE PROPOSED TRANSACTION. Investors and security holders may obtain these documents when available free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Pyramid can be obtained free of charge from Pyramid’s website at www.pyramidoil.com.

Participants in Solicitation

Pyramid and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Pyramid in respect of the proposed transaction. Information regarding Pyramid’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 29, 2013, and its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 16, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Contact:

Geoff High

Principal

Pfeiffer High Investor Relations, Inc.

Telephone: (303) 393-7044